EXHIBIT 99.1
NEWS RELEASE
For more information, contact:
Kenneth Schellenberg
FBCInvestorRelations@flagstar.com
(248) 312-5741

Flagstar Bancorp Reports Third Quarter 2021 Net Income of $152 Million, or $2.83 Per Diluted Share

Key Highlights - Third Quarter 2021

•Generated net interest income of $195 million, up $12 million from the prior quarter.
•Produced mortgage revenue of $178 million -- sixth consecutive quarter over $150 million.
•Grew capital significantly with total risk-based capital ratio increasing 42 basis points to 14.5 percent.
•Delivered exceptional returns on average tangible common equity of 25.2 percent and on average assets of 2.2 percent.

TROY, Mich., October 27, 2021 – Flagstar Bancorp, Inc. (NYSE: FBC), the holding company for Flagstar Bank, today reported third quarter 2021 net income of $152 million, or $2.83 per diluted share, compared to second quarter 2021 net income of $147 million, or $2.74 per diluted share, and third quarter 2020 net income of $222 million, or $3.88 per diluted share.

Flagstar reported year to date 2021 net income of $448 million, or $8.37 per diluted share, compared to year to date 2020 net income of $384 million, or $6.71 per diluted share.

On an adjusted basis, Flagstar reported net income of $156 million, or $2.94 per diluted share, for the third quarter 2021, compared to $146 million, or $2.73 per diluted share, for the second quarter 2021. Flagstar reported adjusted year to date 2021 net income of $478 million, or $8.92 per diluted share.

"Today we posted another quarter of outstanding earnings,” said Alessandro DiNello, president and chief executive officer of Flagstar Bancorp. “Highlights include growth of net interest income with a stable net interest margin, steady growth in our servicing portfolio, and excellent mortgage results that were in line with our expectations.

"The results once again demonstrated the strength of all our key businesses. The increase in our net interest income, the discipline of our mortgage team to drive overall gain on sale revenues and capitalize on market opportunities to become the second-largest RMBS issuer in the country during the quarter, and the uptick in our servicing portfolio, all demonstrate how we can deliver strong results. We also excelled in expense discipline, lowering the efficiency ratio 6 percent and achieving positive operating leverage. This performance combined to produce a 6 percent growth in tangible book value, which now exceeds $47 per share, and a return on average assets of 2.2 percent -- our fifth consecutive quarter that return on average assets has exceeded 2 percent. Further, since the beginning of 2020, we have grown tangible book value by $18.64 per share -- a remarkable 63 percent.

"Credit quality remained high during the quarter, with just one charge-off and one credit going to non-accrual, for which we have a healthy reserve. Given our confidence in the quality of our portfolio and forecasts for an improving economic environment, we released $30 million of our allowance for credit losses. Even with this release, excluding warehouse loans, our coverage ratio was 2.3 percent.

"As we move closer to completing our previously announced partnership with New York Community Bank, we are well positioned with strong fundamentals and a demonstrated power to generate capital. Until then, we are focusing on ensuring a smooth transition and continuing to execute on the business plan that has served our shareholders so well and brought us to this pivotal point in the history of our company."

Income Statement Highlights
	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(Dollars in millions, except per share data)
Net interest income	$195	$183	$189	$189	$180
(Benefit) provision for credit losses	(23)	(44)	(28)	2	32
Noninterest income	266	252	324	332	448
Noninterest expense	286	289	347	314	301
Income before income taxes	198	190	194	205	295
Provision for income taxes	46	43	45	51	73
Net income	$152	$147	$149	$154	$222

Income per share:
Basic	$2.87	$2.78	$2.83	$2.86	$3.90
Diluted	$2.83	$2.74	$2.80	$2.83	$3.88

Adjusted Income Statement Highlights (Non-GAAP)(1)
	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(Dollars in millions, except per share data)
Net interest income	$195	$183	$189	$189	$180
(Benefit) provision for credit losses	(23)	(44)	(28)	2	32
Noninterest income	266	252	324	332	448
Noninterest expense	281	290	312	314	301
Income before income taxes	203	189	229	205	295
Provision for income taxes	47	43	53	51	73
Net income	$156	$146	$176	$154	$222

Income per share:
Basic	$2.98	$2.78	$3.34	$2.86	$3.90
Diluted	$2.94	$2.73	$3.31	$2.83	$3.88
(1)See Non-GAAP Reconciliation for further information.

Key Ratios
	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Net interest margin	3.00%	2.90%	2.82%	2.78%	2.78%
Adjusted net interest margin (1)	3.04%	3.06%	3.02%	2.98%	2.94%
Return on average assets	2.2%	2.1%	2.0%	2.1%	3.1%
Return on average common equity	23.4%	24.0%	25.7%	27.6%	41.5%
Efficiency ratio	62.2%	66.6%	67.7%	60.4%	47.9%
HFI loan-to-deposit ratio	68.8%	71.8%	74.4%	74.5%	75.9%
Adjusted HFI loan-to-deposit ratio (2)	60.3%	64.3%	66.3%	69.8%	74.8%
(1)Excludes loans with government guarantees available for repurchase. See Non-GAAP Reconciliation for further information.
(2)Excludes warehouse loans and custodial deposits. See Non-GAAP Reconciliation for further information.

Average Balance Sheet Highlights
	Three Months Ended					% Change
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	Seq	Yr/Yr
	(Dollars in millions)
Average interest-earning assets	$25,656	$25,269	$27,178	$27,100	$25,738	2%	—%
Average loans held-for-sale (LHFS)	7,839	6,902	7,464	5,672	5,602	14%	40%
Average loans held-for-investment (LHFI)	13,540	13,688	14,915	15,703	14,839	(1)%	(9)%
Average total deposits	19,686	19,070	20,043	21,068	19,561	3%	1%

Net Interest Income

Net interest income in the third quarter was $195 million, an increase of $12 million, or 7 percent, as compared to the second quarter 2021. The results primarily reflect higher earning assets, the result of higher loans held-for-sale during the quarter. Average earning assets increased $0.4 billion, or 2 percent, as average loans held-for-sale increased $0.9 billion. Net interest income further benefited from a decrease in funding costs, partially offset by decreases in certain yields in the loans held-for-investment portfolio.

Net interest margin in the third quarter was 3.00 percent, a 10 basis point increase from the prior quarter. Excluding the impact from the loans with government guarantees that have not been repurchased and do not accrue interest, adjusted net interest margin decreased 2 basis points to 3.04 percent in the third quarter, compared to adjusted net interest margin of 3.06 percent in the prior quarter. This compression was largely attributable to pricing actions we took to maintain warehouse balances. Retail banking deposit rates decreased 1 basis point primarily driven by the maturity of higher cost time deposits.

Average total deposits were $19.7 billion in the third quarter, up $0.6 billion, or 3 percent, from the second quarter 2021, largely due to $0.4 billion, or 20 percent, higher average government deposits resulting from seasonal tax collections and average retail deposits that increased $0.1 billion, or 1 percent. Average custodial deposits remained steady at $6.2 billion.

Provision for Credit Losses

The benefit for credit losses was $23 million for the third quarter, as compared to a $44 million benefit for the second quarter 2021, reflecting the performance of our portfolio and improved economic forecasts.
Noninterest Income

Noninterest income increased $14 million to $266 million in the third quarter, as compared to $252 million for the second quarter 2021, primarily due to higher mortgage revenues.

Third quarter net gain on loan sales increased $1 million, to $169 million, as compared to $168 million in the second quarter 2021. Gain on sale margins increased 15 basis points to 150 basis points for the third quarter 2021, compared to 135 basis points for the second quarter 2021. Fallout adjusted lock volume declined slightly, to $11.3 billion from $12.4 billion for the second quarter 2021.

Net return on mortgage servicing rights increased $14 million, to $9 million for the third quarter 2021, compared to a $5 million net loss for the second quarter 2021. This was driven by the improved valuation of our MSR portfolio at September 30, 2021.

Loan fees and charges decreased $4 million, to $33 million for the third quarter, compared to $37 million for the second quarter 2021, primarily due to a 2 percent decrease in mortgage loans closed.

Mortgage Metrics
	As of/Three Months Ended					Change (% / bps)
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	Seq	Yr/Yr
	(Dollars in millions)
Mortgage rate lock commitments (fallout-adjusted) (1) (2)	$11,300	$12,400	$12,300	$12,000	$15,000	(9)%	(25)%
Mortgage loans closed (1)	$12,500	$12,800	$13,800	$13,100	$14,400	(2)%	(13)%
Net margin on mortgage rate lock commitments (fallout-adjusted) (2)	1.50%	1.35%	1.84%	1.93%	2.31%	15	(81)
Net gain on loan sales	$169	$168	$227	$232	$346	1%	(51)%
Net return (loss) on mortgage servicing rights (MSR)	$9	$(5)	$—	$—	$12	N/M	(25)%
Gain on loan sales + net return on the MSR	$178	$163	$227	$232	$358	9%	(50)%
Loans serviced (number of accounts - 000's) (3)	1,203	1,182	1,148	1,085	1,105	2%	9%
Capitalized value of MSRs	1.08%	1.00%	1.06%	0.86%	0.85%	8	23
N/M - Not meaningful
(1) Rounded to the nearest hundred million
(2) Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates.
(3) Includes loans serviced for Flagstar's own loan portfolio, serviced for others, and subserviced for others.

Noninterest Expense

Noninterest expense decreased to $286 million for the third quarter, compared to $289 million for the second quarter 2021. Excluding $5 million of merger costs in the third quarter of 2021 and $9 million of merger expenses in the second quarter 2021, and adjusting for the $10 million benefit from an agreement to reduce the 2009 former
CEO supplemental executive retirement plan liability in the second quarter 2021, noninterest expense decreased $9 million, or 3 percent. The decrease in noninterest expense primarily reflects lower commissions as mortgage loan closings decreased 2 percent compared to the prior quarter and seasonally lower benefit costs.

Mortgage expenses were $125 million for the third quarter, a decrease of $6 million compared to the prior quarter. The ratio of mortgage noninterest expense to closings -- our mortgage expense ratio -- was 1.00 percent, a decrease of 3 basis points from the second quarter 2021.

The efficiency ratio was 62 percent for the third quarter, as compared to 67 percent for the second quarter 2021. Excluding $5 million of merger expenses in the third quarter 2021, and $9 million of merger expenses in the second quarter 2021, and adjusting for the $10 million benefit from an agreement to reduce the 2009 former CEO supplemental executive retirement plan liability in the second quarter 2021, the adjusted efficiency ratio was 61 percent and 67 percent, respectively.

Income Taxes

The third quarter provision for income taxes totaled $46 million, with an effective tax rate of 23.2 percent, compared to $43 million and an effective tax rate of 22.5 percent for the second quarter 2021. The prior quarter’s effective tax rate benefited from deductions associated with restricted stock vesting in that quarter.

Asset Quality

Credit Quality Ratios
	As of/Three Months Ended					Change (% / bps)
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	Seq	Yr/Yr
	(Dollars in millions)
Allowance for credit losses (1)	$190	$220	$265	$280	$280	(14)%	(32)%
Credit reserves to LHFI	1.33%	1.57%	1.78%	1.73%	1.70%	(24)	-37
Credit reserves to LHFI excluding warehouse	2.29%	2.63%	3.11%	3.20%	3.07%	(34)	(78)
Net (recoveries) charge-offs	$6	$1	$(13)	$2	$2	N/M	N/M
Total nonperforming LHFI and TDRs	$96	$75	$60	$56	$45	28%	N/M
Net (recoveries) charge-offs to LHFI ratio (annualized)	0.19%	0.01%	(0.35)%	0.04%	0.05%	18	14
Ratio of nonperforming LHFI and TDRs to LHFI	0.66%	0.53%	0.40%	0.34%	0.28%	13	38

Net charge-offs/(recoveries) to LHFI ratio (annualized) by loan type (2):
Residential first mortgage	—%	0.16%	0.31%	0.11%	0.07%	(16)	(7)
Home equity and other consumer	0.01%	0.15%	0.16%	0.06%	0.23%	(14)	(22)
Commercial real estate	0.03%	—%	(0.01)%	—%	(0.01)%	3	4
Commercial and industrial	1.87%	0.04%	(4.12)%	0.21%	0.06%	183	181
N/M - Not meaningful
(1) Includes the allowance for loan losses and the reserve on unfunded commitments.
(2) Excludes loans carried under the fair value option.

Our portfolio has held up well following the economic stress posed by the pandemic, resulting in net charge-offs of $6 million, or 19 basis points of LHFI in the third quarter 2021, primarily from one commercial borrower, compared to net charge-offs of $1 million, or 1 basis point in the prior quarter.

Nonperforming loans held-for-investment and troubled debt restructurings (TDRs) were $96 million and our ratio of nonperforming loans held-for-investment and TDRs to loans held-for-investment was 66 basis points at September 30, 2021, a 13 basis point increase compared to June 30, 2021. At September 30, 2021, early stage loan delinquencies totaled $14 million, or 10 basis points of total loans, compared to $12 million, or 9 basis points, at June 30, 2021.

The allowance for credit losses was $190 million and covered 1.33 percent of loans held-for-investment at September 30, 2021, a 24 basis point decrease from June 30, 2021. Excluding warehouse loans, the allowance coverage ratio was 2.29 percent, a 34 basis point decrease from June 30, 2021. The lower allowance for credit losses primarily reflects improvements in our economic forecasts and our evaluation of the performance of the LHFI portfolio as borrowers continue to recover from the economic stress caused by the pandemic. Overall, the portfolio quality has remained solid as shown by the relatively low levels of charge-offs, TDRs, nonperforming loans and early stage delinquencies.

Capital

Capital Ratios (Bancorp)						Change (% / bps)
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	Seq	Yr/Yr
Tier 1 leverage (to adj. avg. total assets)	9.72%	9.21%	8.11%	7.71%	8.04%	51	168
Tier 1 common equity (to RWA)	11.95%	11.38%	10.31%	9.15%	9.21%	57	274
Tier 1 capital (to RWA)	13.11%	12.56%	11.45%	10.23%	10.31%	55	280
Total capital (to RWA)	14.55%	14.13%	13.18%	11.89%	11.29%	42	326
Tangible common equity to asset ratio (1)	9.23%	8.67%	7.48%	6.58%	6.90%	56	233
Tangible book value per share (1)	$47.21	$44.38	$41.77	$38.80	$35.60	6%	33%
(1)See Non-GAAP Reconciliation for further information.

We maintained a solid capital position with regulatory ratios above current regulatory quantitative guidelines for "well capitalized" institutions. The capital ratios are impacted by a 100 percent risk-weighting of the warehouse loan portfolio -- the largest component of the our held-for-investment portfolio. Adjusting the risk-weighting of warehouse loans to 50 percent, because of historically low level of losses from this portfolio, coupled with the fact that the portfolio is fully collateralized with assets that would receive a 50 percent risk weighting, we would have had a Tier 1 common equity ratio of 13.91 percent and a total risk-based capital ratio of 16.94 percent at September 30, 2021.

Importantly, tangible book value per share grew to $47.21, up $2.83, or 6 percent from last quarter.

About Flagstar

Flagstar Bancorp, Inc. (NYSE: FBC) is a $27.0 billion savings and loan holding company headquartered in Troy, Mich. Flagstar Bank, FSB, provides commercial, small business, and consumer banking services through 158 branches in Michigan, Indiana, California, Wisconsin and Ohio. It also provides home loans through a wholesale network of brokers and correspondents in all 50 states, as well as 84 retail locations in 28 states. Flagstar is a leading national originator and servicer of mortgage and other consumer loans, handling payments and record keeping for $272 billion of loans representing over 1.2 million borrowers. For more information, please visit flagstar.com.

Use of Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this news release includes certain non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar.

Non-GAAP financial measures have inherent limitations. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements.

Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in this news release. Additional discussion of the use of non-GAAP measures can also be found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website at flagstar.com.

Cautionary Statements Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward‐looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to New York Community Banks ("NYCB") and Flagstar’s beliefs, goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; NYCB’s and Flagstar’s estimates of future costs and benefits of the actions each company may take; NYCB’s and Flagstar’s assessments of probable losses on loans; NYCB’s and Flagstar’s assessments of interest rate and other market risks; and NYCB’s and Flagstar’s ability to achieve their respective financial and other strategic goals.

Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

Additionally, forward‐looking statements speak only as of the date they are made; NYCB and Flagstar do not assume any duty, and do not undertake, to update such forward‐looking statements. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of NYCB and Flagstar. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement among NYCB, 615 Corp. and Flagstar; the outcome of any legal proceedings that may be instituted against NYCB or Flagstar; the possibility that the proposed transaction will not close when expected or at all because required regulatory, or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the ability of NYCB and Flagstar to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of NYCB or Flagstar; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where NYCB and Flagstar do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the proposed transaction within the expected timeframes or at all and to successfully integrate Flagstar’s operations and those of NYCB; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; NYCB’s and Flagstar’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by NYCB’s issuance of additional shares of its capital stock in connection with the proposed transaction; and other factors that may affect future results of NYCB and Flagstar; and the other factors discussed in the “Risk Factors” section NYCB’s Annual Report on Form 10‐K for the year ended December 31, 2020 and in other reports NYCB files with the U.S. Securities and Exchange Commission (the “SEC”), which are available at http://www.sec.gov and in the “SEC Filings” section of NYCB’s website, https://ir.mynycb.com, under the heading “Financial Information,” and in Flagstar’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Flagstar’s other filings with SEC, which are available at http://www.sec.gov and in the “Documents” section of Flagstar’s website, https://investors.flagstar.com.

Flagstar Bancorp, Inc.
Consolidated Statements of Financial Condition
(Dollars in millions)
(Unaudited)

	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020
Assets
Cash	$103	$168	$251	$194
Interest-earning deposits	46	177	372	86
Total cash and cash equivalents	149	345	623	280
Investment securities available-for-sale	1,802	1,823	1,944	2,165
Investment securities held-to-maturity	236	270	377	440
Loans held-for-sale	6,378	6,138	7,098	5,372
Loans held-for-investment	14,268	14,052	16,227	16,476
Loans with government guarantees	1,945	2,226	2,516	2,500
Less: allowance for loan losses	(171)	(202)	(252)	(255)
Total loans held-for-investment and loans with government guarantees, net	16,042	16,076	18,491	18,721
Mortgage servicing rights	340	342	329	323
Federal Home Loan Bank stock	377	377	377	377
Premises and equipment, net	370	374	392	410
Goodwill and intangible assets	149	152	157	160
Other assets	1,199	1,168	1,250	1,228
Total assets	$27,042	$27,065	$31,038	$29,476
Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$8,108	$7,986	$9,458	$9,429
Interest-bearing deposits	11,228	10,675	10,515	10,516
Total deposits	19,336	18,661	19,973	19,945
Short-term Federal Home Loan Bank advances and other	1,870	2,095	3,900	2,226
Long-term Federal Home Loan Bank advances	1,400	1,200	1,200	1,200
Other long-term debt	396	396	641	493
Loan with government guarantee repurchase options	163	989	1,851	1,783
Other liabilities	1,232	1,226	1,272	1,634
Total liabilities	24,397	24,567	28,837	27,281
Stockholders’ Equity
Common stock	1	1	1	1
Additional paid in capital	1,362	1,356	1,346	1,493
Accumulated other comprehensive income	38	45	47	46
Retained earnings	1,244	1,096	807	655
Total stockholders’ equity	2,645	2,498	2,201	2,195
Total liabilities and stockholders’ equity	$27,042	$27,065	$31,038	$29,476

Flagstar Bancorp, Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share data)
(Unaudited)

						Change compared to:
	Three Months Ended					2Q21		3Q20
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	Amount	Percent	Amount	Percent
Interest Income
Total interest income	$209	$198	$208	$212	$206	$11	6%	$3	1%
Total interest expense	14	15	19	23	26	(1)	(7)%	(12)	(46)%
Net interest income	195	183	189	189	180	12	7%	15	8%
(Benefit) provision for credit losses	(23)	(44)	(28)	2	32	21	(48)%	(55)	N/M
Net interest income after provision for credit losses	218	227	217	187	148	(9)	(4)%	70	47%
Noninterest Income
Net gain on loan sales	169	168	227	232	346	1	1%	(177)	(51)%
Loan fees and charges	33	37	42	48	41	(4)	(11)%	(8)	(20)%
Net return (loss) on the mortgage servicing rights	9	(5)	—	—	12	14	N/M	(3)	(25)%
Loan administration income	31	28	27	25	26	3	11%	5	19%
Deposit fees and charges	9	8	8	8	8	1	13%	1	13%
Other noninterest income	15	16	20	19	15	(1)	(6)%	—	—%
Total noninterest income	266	252	324	332	448	14	6%	(182)	(41)%
Noninterest Expense
Compensation and benefits	130	122	144	125	123	8	7%	7	6%
Occupancy and equipment	46	50	46	44	47	(4)	(8)%	(1)	(2)%
Commissions	44	51	62	70	72	(7)	(14)%	(28)	(39)%
Loan processing expense	22	22	21	24	20	—	—%	2	10%
Legal and professional expense	12	11	8	11	9	1	9%	3	33%
Federal insurance premiums	6	4	6	5	6	2	50%	—	—%
Intangible asset amortization	3	3	3	3	3	—	—%	—	—%
Other noninterest expense	23	26	57	32	21	(3)	(12)%	2	10%
Total noninterest expense	286	289	347	314	301	(3)	(1)%	(15)	(5)%
Income before income taxes	198	190	194	205	295	8	4%	(97)	(33)%
Provision for income taxes	46	43	45	51	73	3	7%	(27)	(37)%
Net income	$152	$147	$149	$154	$222	$5	3%	$(70)	(32)%
Income per share
Basic	$2.87	$2.78	$2.83	$2.86	$3.90	$0.09	3%	$(1.03)	(26)%
Diluted	$2.83	$2.74	$2.80	$2.83	$3.88	$0.09	3%	$(1.05)	(27)%

Cash dividends declared	$0.06	$0.06	$0.06	$0.05	$0.05	$—	—%	$0.01	20%
N/M - Not meaningful

Flagstar Bancorp, Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share data)
(Unaudited)

	Nine Months Ended		Change
	September 30, 2021	September 30, 2020	Amount	Percent
Interest Income
Total interest income	$614	$608	$6	1%
Total interest expense	48	112	(64)	(57)%
Net interest income	566	496	70	14%
(Benefit) provision for credit losses	(95)	148	(243)	N/M
Net interest income after provision for credit losses	661	348	313	N/M
Noninterest Income
Net gain on loan sales	564	739	(175)	(24)%
Loan fees and charges	112	102	10	10%
Net return on the mortgage servicing rights	4	10	(6)	N/M
Loan administration income	85	59	26	44%
Deposit fees and charges	26	24	2	8%
Other noninterest income	51	44	7	16%
Total noninterest income	842	978	(136)	(14)%
Noninterest Expense
Compensation and benefits	396	341	55	16%
Occupancy and equipment	141	132	9	7%
Commissions	156	162	(6)	(4)%
Loan processing expense	65	59	6	10%
Legal and professional expense	32	20	12	60%
Federal insurance premiums	16	19	(3)	(16)%
Intangible asset amortization	8	10	(2)	(20)%
Other noninterest expense	108	84	24	29%
Total noninterest expense	922	827	95	11%
Income before income taxes	581	499	82	16%
Provision for income taxes	133	115	18	16%
Net income	$448	$384	$64	17%
Income per share
Basic	$8.48	$6.76	$1.72	25%
Diluted	$8.37	$6.71	$1.66	25%

Cash dividends declared	$0.18	$0.15	$0.03	20%
N/M - Not meaningful

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial and Statistical Data
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Selected Mortgage Statistics (1):
Mortgage rate lock commitments (fallout-adjusted) (2)	$11,300	$12,400	$15,000	$36,000	$40,000
Mortgage loans closed	$12,500	$12,800	$14,400	$39,100	$35,200
Mortgage loans sold and securitized	$12,400	$14,000	$14,500	$40,100	$34,900
Selected Ratios:
Interest rate spread (3)	2.84%	2.70%	2.44%	2.70%	2.41%
Net interest margin	3.00%	2.90%	2.78%	2.90%	2.81%
Net margin on loans sold and securitized	1.36%	1.20%	2.39%	1.41%	2.12%
Return on average assets	2.16%	2.09%	3.15%	2.08%	1.97%
Adjusted return on average assets (4)	2.21%	2.08%	3.15%	2.22%	1.97%
Return on average common equity	23.40%	23.97%	41.54%	24.32%	25.71%
Return on average tangible common equity (5)	25.18%	25.92%	45.42%	24.65%	28.58%
Adjusted return on average tangible common equity (4) (5)	26.16%	25.67%	45.42%	27.23%	28.58%
Efficiency ratio	62.2%	66.6%	47.9%	65.5%	56.1%
Adjusted efficiency ratio (4)	61.1%	66.8%	47.9%	62.8%	56.1%
Common equity-to-assets ratio (average for the period)	9.24%	8.74%	7.57%	8.55%	7.66%
Average Balances:
Average interest-earning assets	$25,656	$25,269	$25,738	$26,029	$23,535
Average interest-bearing liabilities	$15,590	$14,641	$14,281	$15,083	$14,625
Average stockholders' equity	$2,592	$2,448	$2,141	$2,454	$1,991
(1)Rounded to nearest hundred million.
(2)Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates.
(3)Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.
(4)See Non-GAAP Reconciliation for further information.
(5)Excludes goodwill, intangible assets and the associated amortization. See Non-GAAP Reconciliation for further information.

	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2020
Selected Statistics:
Book value per common share	$50.04	$47.26	$41.79	$38.41
Tangible book value per share (1)	$47.21	$44.38	$38.80	$35.60
Number of common shares outstanding	52,862,383	52,862,264	52,656,067	57,150,470
Number of FTE employees	5,461	5,503	5,214	4,871
Number of bank branches	158	158	158	160
Ratio of nonperforming assets to total assets (2)	0.37%	0.30%	0.21%	0.17%
Common equity-to-assets ratio	9.78%	9.23%	7.09%	7.45%
MSR Key Statistics and Ratios:
Weighted average service fee (basis points)	32.1	32.6	34.3	35.0
Capitalized value of mortgage servicing rights	1.08%	1.00%	0.86%	0.85%
(1)Excludes goodwill and intangibles. See Non-GAAP Reconciliation for further information.
(2)Ratio excludes LHFS.

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Three Months Ended
	September 30, 2021			June 30, 2021			September 30, 2020
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate
Interest-Earning Assets
Loans held-for-sale	$7,839	$63	3.22%	$6,902	$53	3.05%	$5,602	$45	3.21%
Loans held-for-investment
Residential first mortgage	1,706	14	3.14%	1,887	15	3.27%	2,584	21	3.24%
Home equity	686	6	3.64%	748	7	3.64%	951	9	3.77%
Other	1,177	14	4.76%	1,101	13	4.80%	950	13	5.28%
Total consumer loans	3,569	34	3.77%	3,736	35	3.79%	4,485	43	3.78%
Commercial real estate	3,238	28	3.43%	3,093	26	3.37%	3,007	27	3.47%
Commercial and industrial	1,341	12	3.56%	1,449	14	3.72%	1,650	14	3.25%
Warehouse lending	5,392	52	3.76%	5,410	53	3.95%	5,697	56	3.92%
Total commercial loans	9,971	92	3.62%	9,952	93	3.74%	10,354	97	3.68%
Total loans held-for-investment	13,540	126	3.66%	13,688	128	3.75%	14,839	140	3.71%
Loans with government guarantees	2,046	8	1.61%	2,344	5	0.79%	2,122	5	0.89%
Investment securities	2,058	12	2.15%	2,123	12	2.19%	2,807	16	2.29%
Interest-earning deposits	173	—	0.18%	212	—	0.13%	368	—	0.11%
Total interest-earning assets	25,656	$209	3.22%	25,269	$198	3.12%	25,738	$206	3.16%
Other assets	2,391			2,742			2,539
Total assets	$28,047			$28,011			$28,277
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$1,603	$—	0.05%	$1,686	$—	0.06%	$1,824	$—	0.09%
Savings deposits	4,144	2	0.14%	4,084	1	0.14%	3,675	3	0.34%
Money market deposits	840	—	0.08%	762	—	0.07%	733	—	0.09%
Certificates of deposit	1,038	1	0.50%	1,126	2	0.62%	1,672	8	1.62%
Total retail deposits	7,625	3	0.16%	7,658	3	0.18%	7,904	11	0.53%
Government deposits	2,148	1	0.17%	1,795	1	0.19%	1,403	1	0.35%
Wholesale deposits and other	1,342	3	0.99%	1,170	4	1.33%	953	4	1.77%
Total interest-bearing deposits	11,115	7	0.26%	10,623	8	0.31%	10,260	16	0.62%
Short-term FHLB advances and other	2,736	1	0.18%	2,422	1	0.17%	2,328	2	0.20%
Long-term FHLB advances	1,343	3	0.92%	1,200	3	1.03%	1,200	3	1.03%
Other long-term debt	396	3	3.16%	396	3	3.19%	493	5	4.52%
Total interest-bearing liabilities	15,590	14	0.38%	14,641	15	0.43%	14,281	26	0.72%
Noninterest-bearing deposits
Retail deposits and other	2,391			2,259			1,954
Custodial deposits (1)	6,180			6,188			7,347
Total noninterest-bearing deposits	8,571			8,447			9,301
Other liabilities	1,294			2,476			2,554
Stockholders' equity	2,592			2,448			2,141
Total liabilities and stockholders' equity	$28,047			$28,012			$28,277
Net interest-earning assets	$10,066			$10,628			$11,457
Net interest income		$195			$183			$180
Interest rate spread (2)			2.84%			2.70%			2.44%
Net interest margin (3)			3.00%			2.90%			2.78%
Ratio of average interest-earning assets to interest-bearing liabilities			164.6%			172.6%			180.2%
Total average deposits	$19,686			$19,070			$19,561
(1)Approximately 80 percent of custodial deposits from loans subserviced for which LIBOR based fees are recognized as an offset in net loan administration income.
(2)Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.
(3)Net interest margin is net interest income divided by average interest-earning assets.

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Nine Months Ended
	September 30, 2021			September 30, 2020
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate
Interest-Earning Assets
Loans held-for-sale	$7,403	$169	3.04%	$5,499	$142	3.44%
Loans held-for-investment
Residential first mortgage	1,907	46	3.21%	2,822	72	3.40%
Home equity	751	20	3.59%	990	30	4.10%
Other	1,106	40	4.78%	882	36	5.47%
Total consumer loans	3,764	106	3.75%	4,694	138	3.94%
Commercial real estate	3,125	80	3.38%	3,019	90	3.90%
Commercial and industrial	1,425	39	3.60%	1,774	50	3.68%
Warehouse lending	5,729	170	3.91%	3,937	119	3.98%
Total commercial loans	10,279	289	3.71%	8,730	259	3.89%
Total loans held-for-investment	14,043	395	3.72%	13,424	397	3.91%
Loans with government guarantees	2,295	15	0.95%	1,267	12	1.23%
Investment securities	2,130	35	2.19%	3,094	56	2.40%
Interest-earning deposits	158	—	0.15%	251	1	0.56%
Total interest-earning assets	26,029	$614	3.13%	23,535	$608	3.42%
Other assets	2,672			2,457
Total assets	$28,701			$25,992
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$1,713	$1	0.06%	$1,737	$4	0.33%
Savings deposits	4,058	4	0.14%	3,513	17	0.63%
Money market deposits	763	—	0.07%	712	1	0.17%
Certificates of deposit	1,152	6	0.71%	1,970	29	1.98%
Total retail deposits	7,686	11	0.20%	7,932	51	0.86%
Government deposits	1,907	3	0.19%	1,208	6	0.68%
Wholesale deposits and other	1,182	11	1.27%	758	12	2.03%
Total interest-bearing deposits	10,775	25	0.32%	9,898	69	0.93%
Short-term FHLB advances and other	2,646	3	0.17%	3,212	16	0.65%
Long-term FHLB advances	1,248	9	0.99%	1,021	9	1.13%
Other long-term debt	414	11	3.50%	494	18	4.94%
Total interest-bearing liabilities	15,083	48	0.43%	14,625	112	1.01%
Noninterest-bearing deposits
Retail deposits and other	2,307			1,680
Custodial deposits (1)	6,517			6,120
Total noninterest-bearing deposits	8,824			7,800
Other liabilities	2,340			1,576
Stockholders' equity	2,454			1,991
Total liabilities and stockholders' equity	$28,701			$25,992
Net interest-earning assets	$10,946			$8,910
Net interest income		$566			$496
Interest rate spread (2)			2.70%			2.41%
Net interest margin (3)			2.90%			2.81%
Ratio of average interest-earning assets to interest-bearing liabilities			172.6%			160.9%
Total average deposits	$19,598			$17,698
a.Approximately 80 percent of custodial deposits are from subserviced loans for which LIBOR based fees are recognized as an offset in net loan administration income.
b.Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.
c.Net interest margin is net interest income divided by average interest-earning assets.

Earnings Per Share
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net income	$152	$147	$222	$448	$384
Weighted average common shares outstanding	52,862,288	52,763,868	57,032,746	52,767,923	56,827,171
Stock-based awards	797,134	772,801	347,063	731,366	404,518
Weighted average diluted common shares	53,659,422	53,536,669	57,379,809	53,499,289	57,231,689
Basic earnings per common share	$2.87	$2.78	$3.90	$8.48	$6.76
Stock-based awards	(0.04)	(0.04)	(0.02)	(0.11)	(0.05)
Diluted earnings per common share	$2.83	$2.74	$3.88	$8.37	$6.71

Regulatory Capital - Bancorp
(Dollars in millions)
(Unaudited)

	September 30, 2021		June 30, 2021		December 31, 2020		September 30, 2020
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted avg. total assets)	$2,709	9.72%	$2,562	9.21%	$2,270	7.71%	$2,256	8.04%
Total adjusted avg. total asset base	$27,863		$27,828		$29,444		$28,069
Tier 1 common equity (to risk weighted assets)	$2,469	11.95%	$2,322	11.38%	$2,030	9.15%	$2,016	9.21%
Tier 1 capital (to risk weighted assets)	$2,709	13.11%	$2,562	12.56%	$2,270	10.23%	$2,256	10.31%
Total capital (to risk weighted assets)	$3,006	14.55%	$2,882	14.13%	$2,638	11.89%	$2,471	11.29%
Risk-weighted asset base	$20,664		$20,399		$22,190		$21,882

Regulatory Capital - Bank
(Dollars in millions)
(Unaudited)

	September 30, 2021		June 30, 2021		December 31, 2020		September 30, 2020
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted avg. total assets)	$2,619	9.40%	$2,464	8.88%	$2,390	8.12%	$2,212	7.89%
Total adjusted avg. total asset base	$27,851		$27,767		$29,437		$28,051
Tier 1 common equity (to risk weighted assets)	$2,619	12.71%	$2,464	12.08%	$2,390	10.77%	$2,212	10.11%
Tier 1 capital (to risk weighted assets)	$2,619	12.71%	$2,464	12.08%	$2,390	10.77%	$2,212	10.11%
Total capital (to risk weighted assets)	$2,766	13.42%	$2,634	12.92%	$2,608	11.75%	$2,427	11.09%
Risk-weighted asset base	$20,609		$20,395		$22,194		$21,882

Loans Serviced
(Dollars in millions)
(Unaudited)

	September 30, 2021		June 30, 2021		December 31, 2020		September 30, 2020
	Unpaid Principal Balance (1)	Number of accounts	Unpaid Principal Balance (1)	Number of accounts	Unpaid Principal Balance (1)	Number of accounts	Unpaid Principal Balance (1)	Number of accounts
Subserviced for others (2)	$230,045	1,007,557	$211,775	975,467	$178,606	867,799	$180,981	893,559
Serviced for others (3)	31,354	124,665	34,263	139,029	38,026	151,081	37,908	148,868
Serviced for own loan portfolio (4)	10,410	70,738	9,685	67,988	10,079	66,519	8,469	62,486
Total loans serviced	$271,809	1,202,960	$255,723	1,182,484	$226,711	1,085,399	$227,358	1,104,913
(1)UPB, net of write downs, does not include premiums or discounts.
(2)Loans subserviced for a fee for non-Flagstar owned loans or MSRs. Includes temporary short-term subservicing performed as a result of sales of servicing-released MSRs.
(3)Loans for which Flagstar owns the MSR.
(4)Includes LHFI (residential first mortgage, home equity and other consumer), LHFS (residential first mortgage), loans with government guarantees (residential first mortgage), and repossessed assets.

Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	September 30, 2021		June 30, 2021		December 31, 2020		September 30, 2020
Consumer loans
Residential first mortgage	$1,626	11.5%	$1,794	12.8%	$2,266	14.0%	$2,472	15.0%
Home equity	657	4.6%	717	5.1%	856	5.3%	924	5.6%
Other	1,203	8.3%	1,133	8.0%	1,004	6.1%	973	5.9%
Total consumer loans	3,486	24.4%	3,644	25.9%	4,126	25.4%	4,369	26.5%
Commercial loans
Commercial real estate	3,216	22.6%	3,169	22.6%	3,061	18.9%	2,996	18.2%
Commercial and industrial	1,387	9.7%	1,376	9.8%	1,382	8.5%	1,520	9.2%
Warehouse lending	6,179	43.3%	5,863	41.7%	7,658	47.2%	7,591	46.1%
Total commercial loans	10,782	75.6%	10,408	74.1%	12,101	74.6%	12,107	73.5%
Total loans held-for-investment	$14,268	100.0%	$14,052	100.0%	$16,227	100.0%	$16,476	100.0%

Other Consumer Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	September 30, 2021		June 30, 2021		December 31, 2020		September 30, 2020
Indirect lending	$916	76.1%	$866	76.4%	$713	71.0%	$710	73.0%
Point of sale	248	20.6%	225	19.9%	211	21.0%	202	20.7%
Other	39	3.2%	42	3.7%	80	8.0%	61	6.3%
Total other consumer loans	$1,203	100.0%	$1,133	100.0%	$1,004	100.0%	$973	100.0%

Allowance for Credit Losses
(Dollars in millions)
(Unaudited)

	September 30, 2021	June 30, 2021	September 30, 2020
Residential first mortgage	$43	$48	$52
Home equity	15	17	29
Other	32	38	38
Total consumer loans	90	103	119
Commercial real estate	35	58	89
Commercial and industrial	43	38	42
Warehouse lending	3	3	5
Total commercial loans	81	99	136
Allowance for loan losses	171	202	255
Reserve for unfunded commitments	19	18	25
Allowance for credit losses	$190	$220	$280

Allowance for Credit Losses
(Dollars in millions)
(Unaudited)

	Three Months Ended September 30, 2021
	Residential First Mortgage	Home Equity	Other Consumer	Commercial Real Estate	Commercial and Industrial	Warehouse Lending	Total LHFI Portfolio (1)	Unfunded Commitments
Beginning balance	$48	$17	$38	$58	$38	$3	$202	$18
Provision (benefit) for credit losses:
Loan volume	(1)	(1)	2	1	—	—	1	1
Economic forecast (2)	(2)	(1)	—	(3)	(4)	—	(10)	—
Credit (3)	(1)	1	—	(11)	17	—	6	—
Qualitative factor adjustments (4)	(1)	(1)	(8)	(10)	(8)	—	(28)	—
Charge-offs	(1)	—	(1)	—	(6)	—	(8)	—
Recoveries	1	1	—	—	—	—	2	—
Provision for net charge-offs	—	(1)	1	—	6	—	6	—
Ending allowance balance	$43	$15	$32	$35	$43	$3	$171	$19
(1) Excludes loans carried under the fair value option.
(2) Includes changes in the lifetime loss rate based on current economic forecasts as compared to forecasts used in the prior quarter.
(3) Includes changes in the probability of default and severity of default based on current borrower and guarantor characteristics, as well as individually evaluated reserves.
(4) Includes $6 million of unallocated reserves attributed to various portfolios for presentation purposes.

Allowance for Credit Losses
(Dollars in millions)
(Unaudited)

	Nine Months Ended September 30, 2021
	Residential First Mortgage	Home Equity	Other Consumer	Commercial Real Estate	Commercial and Industrial	Warehouse Lending	Total LHFI Portfolio (1)	Unfunded Commitments
Beginning balance	$49	$25	$39	$84	$51	$4	$252	$28
Provision (benefit) for credit losses:
Loan volume	2	(3)	5	4	1	(1)	8	(9)
Economic forecast (2)	(6)	(4)	(1)	(5)	(13)	—	(29)	—
Credit (3)	5	3	1	(33)	16	—	(8)	—
Qualitative factor adjustments (4)	(7)	(6)	(12)	(15)	(12)	—	(52)	—
Charge-offs	(4)	(1)	(3)	—	(7)	—	(15)	—
Recoveries	2	1	2	—	16	—	21	—
Provision for net charge-offs	2	—	1	—	(9)	—	(6)	—
Ending allowance balance	$43	$15	$32	$35	$43	$3	$171	$19
(1) Excludes loans carried under the fair value option.
(2) Includes changes in the lifetime loss rate based on current economic forecasts as compared to forecasts used in the prior quarter.
(3) Includes changes in the probability of default and severity of default based on current borrower and guarantor characteristics, as well as individually evaluated reserves.
(4) Includes $6 million of unallocated reserves attributed to various portfolios for presentation purposes.

Nonperforming Loans and Assets
(Dollars in millions)
(Unaudited)

	September 30, 2021	June 30, 2021	December 31, 2020	September 30, 2021
Nonperforming LHFI	$82	$63	$46	$36
Nonperforming TDRs	5	6	4	4
Nonperforming TDRs at inception but performing for less than six months	9	7	6	5
Total nonperforming LHFI and TDRs (1)	96	76	56	45
Other nonperforming assets, net	6	6	8	6
LHFS	10	9	9	6
Total nonperforming assets	$112	$91	$73	$57

Ratio of nonperforming assets to total assets (2)	0.37%	0.30%	0.21%	0.17%
Ratio of nonperforming LHFI and TDRs to LHFI	0.66%	0.53%	0.34%	0.28%
Ratio of nonperforming assets to LHFI and repossessed assets (2)	0.70%	0.57%	0.40%	0.31%
(1)Includes less than 90 day past due performing loans placed on nonaccrual. Interest is not being accrued on these loans.
(2)Ratio excludes nonperforming LHFS.

Asset Quality - Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 days (1)	Total Past Due	Total LHFI
September 30, 2021
Consumer loans	$12	$2	$58	$72	$3,486
Commercial loans	—	—	35	35	10,782
Total loans	$12	$2	$93	$107	$14,268
June 30, 2021
Consumer loans	$8	$4	$55	$67	$3,644
Commercial loans	—	—	20	20	10,408
Total loans	$8	$4	$75	$87	$14,052
December 31, 2020
Consumer loans	$9	$6	$38	$53	$4,126
Commercial loans	21	—	18	39	12,101
Total loans	$30	$6	$56	$92	$16,227
September 30, 2020
Consumer loans	$9	$4	$36	$49	$4,369
Commercial loans	—	—	10	10	12,107
Total loans	$9	$4	$46	$59	$16,476
(1)Includes performing nonaccrual loans that are less than 90 days delinquent and for which interest cannot be accrued.

Troubled Debt Restructurings
(Dollars in millions)
(Unaudited)

	TDRs
	Performing	Nonperforming	Total
September 30, 2021
Consumer loans	$34	$14	$48
Commercial loans	—	2	2
Total TDR loans	$34	$14	$50
June 30, 2021
Consumer loans	$31	$11	$42
Commercial loans	—	2	2
Total TDR loans	$31	$13	$44
December 31, 2020
Consumer loans	$31	$10	$41
Commercial loans	5	—	5
Total TDR loans	$36	$10	$46
September 30, 2020
Consumer loans	$34	$9	$43
Commercial loans	5	—	5
Total TDR loans	$39	$9	$48

Non-GAAP Reconciliation
(Unaudited)

    In addition to analyzing the Company's results on a reported basis, management reviews the Company's results and the results on an adjusted basis. The non-GAAP measures presented in the tables below reflect the adjustments of the reported U.S.GAAP results for significant items that management does not believe are reflective of the Company's current and ongoing operations. The DOJ benefit and loans with government guarantees that have not been repurchased and don't accrue interest are not reflective of our ongoing operations and, therefore, have been excluded from our U.S. GAAP results. The Company believes that tangible book value per share, tangible common equity to assets ratio, adjusted return on average tangible common equity, adjusted return on average assets, adjusted HFI loan-to-deposit ratio, adjusted noninterest expense, adjusted income before income taxes, adjusted provision for income taxes, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share, adjusted net interest margin and adjusted efficiency ratio provide a meaningful representation of its operating performance on an ongoing basis.

    The following tables provide a reconciliation of non-GAAP financial measures.

Tangible book value per share and tangible common equity to assets ratio.

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(Dollars in millions, except share data)
Total stockholders' equity	$2,645	$2,498	$2,358	$2,201	$2,195
Less: Goodwill and intangible assets	149	152	155	157	160
Tangible book value	$2,496	$2,346	$2,203	$2,044	$2,035

Number of common shares outstanding	52,862,383	52,862,264	52,752,600	52,656,067	57,150,470
Tangible book value per share	$47.21	$44.38	$41.77	$38.80	$35.60

Total assets	$27,042	$27,065	$29,449	$31,038	$29,476
Tangible common equity to assets ratio	9.23%	8.67%	7.48%	6.58%	6.90%

Adjusted return on average tangible common equity and adjusted return on average assets.

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(Dollars in millions)
Net income	$152	$147	$222	$448	$384
Add: Intangible asset amortization, net of tax	2	2	3	6	7
Tangible net income	$154	$149	$225	$454	$391

Total average equity	$2,592	$2,448	$2,141	$2,454	$1,991
Less: Average goodwill and intangible assets	151	153	162	—	165
Total tangible average equity	$2,441	$2,295	$1,979	$2,454	$1,826

Return on average tangible common equity	25.18%	25.92%	45.42%	24.65%	28.58%
Adjustment to remove DOJ settlement expense	—%	—%	—%	2.34%	—%
Adjustment for former CEO SERP agreement	—%	(2.14)%	—%	(0.67)%	—%
Adjustment for merger costs	0.98%	1.89%	—%	0.91%	—%
Adjusted return on average tangible common equity	26.16%	25.67%	45.42%	27.23%	28.58%

Return on average assets	2.16%	2.09%	3.15%	2.08%	1.97%
Adjustment to remove DOJ	—%	—%	—%	0.13%	—%
Adjustment for former CEO SERP settlement agreement	—%	(0.11)%	—%	(0.04)%	—%
Adjustment for merger costs	0.05%	0.10%	—%	0.05%	—%
Adjusted return on average assets	2.21%	2.08%	3.15%	2.22%	1.97%

Adjusted HFI loan-to-deposit ratio.

	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
	(Dollars in millions)
Average LHFI	$13,540	$13,688	$14,915	$15,703	$14,839
Less: Average warehouse loans	5,392	5,410	6,395	6,948	5,697
Adjusted average LHFI	$8,148	$8,278	$8,520	$8,755	$9,142

Average deposits	$19,686	$19,070	$20,043	$21,068	$19,561
Less: Average custodial deposits	6,180	6,188	7,194	8,527	7,347
Adjusted average deposits	$13,506	$12,882	$12,849	$12,541	$12,214

HFI loan-to-deposit ratio	68.8%	71.8%	74.4%	74.5%	75.9%
Adjusted HFI loan-to-deposit ratio	60.3%	64.3%	66.3%	69.8%	74.8%

Adjusted noninterest expense, income before income taxes, provision for income taxes, net income, basic earnings per share, diluted earnings per share, and efficiency ratio.

	Three Months Ended			Nine Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	September 30, 2021
	(Dollar in millions)
Noninterest expense	$286	$289	$347	$922
Adjustment to remove DOJ settlement expense	—	—	35	35
Adjustment for former CEO SERP agreement	—	(10)	—	(10)
Adjustment for merger costs	5	9	—	14
Adjusted noninterest expense	$281	$290	$312	$883

Income before income taxes	$198	$190	$194	$581
Adjustment to remove DOJ settlement expense	—	—	35	35
Adjustment for former CEO SERP agreement	—	(10)	—	(10)
Adjustment for merger costs	5	9	—	14
Adjusted income before income taxes	$203	$189	$229	$620

Provision for income taxes	$46	$43	$45	$133
Adjustment to remove DOJ settlement expense	—	—	(8)	(8)
Adjustment for former CEO SERP agreement	—	2	—	2
Adjustment for merger costs	(1)	(2)	—	(3)
Adjusted provision for income taxes	$47	$43	$53	$142

Net income	$152	$147	$149	$448
Adjusted net income	$156	$146	$176	$478

Weighted average common shares outstanding	52,862,288	52,763,868	52,675,562	52,767,923
Weighted average diluted common shares	53,659,422	53,536,669	53,297,803	53,499,289
Adjusted basic earnings per share	$2.98	$2.78	$3.34	$9.04
Adjusted diluted earnings per share	$2.94	$2.73	$3.31	$8.92

Efficiency ratio	62.2%	66.6%	67.7%	65.5%
Adjustment to remove DOJ settlement expense	—%	—%	(6.8)%	(2.5)%
Adjustment for former CEO SERP agreement	—%	1.6%	—%	0.7%
Adjustment for merger costs	(1.1)%	(1.4)%	—%	(1.0)%
Adjusted efficiency ratio	61.1%	66.8%	60.9%	62.7%

Adjusted net interest margin

	Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Average interest earning assets	$25,656	$25,269	$27,178	$27,100	$25,738
Net interest margin	3.00%	2.90%	2.82%	2.78%	2.78%
Adjustment to LGG loans available for repurchase	0.04%	0.16%	0.20%	0.20%	0.16%
Adjusted net interest margin	3.04%	3.06%	3.02%	2.98%	2.94%